February 19, 2003

FROM:                                                  FOR:
Padilla Speer Beardsley Inc.                           Donaldson Company, Inc.
1101 West River Parkway                                P.O. Box 1299
Minneapolis, MN  55415                                 Minneapolis, MN 55440

Tony Carideo                                           Rich Sheffer
(612) 455-1720                                         (952) 887-3753


FOR IMMEDIATE RELEASE

        DONALDSON COMPANY ANNOUNCES SECOND-QUARTER AND SIX-MONTH RESULTS

    SECOND QUARTER EPS AT $.45; RECORD REVENUE OF $284 MILLION, UP 8 PERCENT

         MINNEAPOLIS, Feb. 19 -- Donaldson Company, Inc. (NYSE: DCI), today reported diluted earnings per share for the second fiscal quarter ended January 31, 2003 of $.45, unchanged from last year. Net income was $20.0 million, down
3.7 percent from $20.8 million last year. Record revenue was $284.4 million, up
7.6 percent from $264.3 million last year.
         For the six-month period, diluted earnings per share were a record $.95, up 8.0 percent from $.88 last year. Net earnings totaled a record $42.8 million, up 5.8 percent from $40.5 million last year. Revenue was a record $585.5 million, up 5.9 percent from $552.7 million last year.
         "Our people continued to deliver solid results despite the severe downturn in the gas turbine business and stagnant capital investment," said Bill Van Dyke, chairman, president and chief executive officer. "The simultaneous addition of ultrafilter and sharp contraction of gas turbine, accompanied by the dramatic swing in foreign exchange, makes it hard to see the trends in our results. Global Engine sales were strong this quarter, led by a 25.1 percent increase in our transportation sector, including a solid increase in North American heavy-duty trucks and our new light vehicle programs. Overseas Engine revenue, led by a 32.4 percent increase in transportation, maintained the growth trajectory seen in the first quarter. Thus, while some of our industrial markets struggle, the diesel engine business is thriving.
         "Consolidated incoming orders, having dropped on a year-to-year comparison for seven consecutive quarters, turned up. Removing the offsetting distortions from gas turbine and

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Donaldson Company, Inc.
February 19, 2003
Page 2


ultrafilter, the 90-day backlog showed a year-over-year increase for the fourth consecutive quarter. While the increases have been modest, evidence is growing that the bottom of the business cycle is behind us. Incoming order growth for the quarter, surprisingly, was led by a 14 percent increase in industrial air filtration. Though buoyed by foreign exchange, this was the first year-over-year growth in IAF orders in two and one-half years."
         Van Dyke noted the integration of ultrafilter remains on track. "We are pleased with ultrafilter's progress, and now expect ultrafilter to be earnings positive for fiscal 2003. Their strong sales culture has driven revenue growth, even in Germany. We have identified over $2 million of product cost reductions and continue to improve operating efficiencies. The significance of the ultrafilter contribution will be determined by the speed with which we complete already identified integration tasks."
         "We have maintained our discipline on expense management as operating expenses without ultrafilter hover slightly below the level of three years ago. We replaced our lost gas turbine revenues with growth in Engine and the addition of ultrafilter. Continued progress towards integrating ultrafilter will help to lift our operating margin towards our accustomed levels, and incoming order trends increase our optimism about the last half of this year."

INCOME STATEMENT DISCUSSION
         The impact of foreign currency translation during the second quarter, led by the strengthening Euro to the U.S. Dollar, increased sales by $12.7 million and net earnings by $1.1 million. On a year-to-date basis, foreign currency translation increased sales by $18.3 million and net earnings by $1.5 million. Worldwide revenues, excluding the impact of foreign currency translation, increased 2.8 percent during the quarter and 2.6 percent year-to-date.
         Excluding the impact of foreign currency translation, second quarter revenues outside the U.S. increased 21.5 percent, primarily reflecting the impact of ultrafilter. Year-to-date, revenues outside the U.S. increased 24.3 percent, or 3.4 percent not including ultrafilter.
         Gross margin improved to 31.9 percent versus 30.8 percent in the same period last year, driven by the higher gross margin ultrafilter business. Costs incurred for continuing plant rationalization came to $.02 per share in the quarter and year-to-date, versus $.01 per share in last


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Donaldson Company, Inc.
February 19, 2003
Page 3

year's second quarter and $.03 per share during the first half of last year. Year-to-date, gross margin improved to 31.7 percent versus 30.7 percent last year, again as a result of ultrafilter.
         Second quarter operating expenses were 22.0 percent of sales, up from
20.0 percent last year. The increase over last year is attributable to the addition of ultrafilter, which has a higher run-rate for operating expenses than Donaldson's existing businesses. For the year, operating expenses were 21.5 percent, up from 20.3 percent last year.
         Interest expense was $1.5 million, up from $1.2 million last year, reflecting higher debt levels from the ultrafilter acquisition. Year-to-date, interest expense was $3.5 million versus $3.6 million last year. Other income totaled $0.7 million, down from $1.0 million last year on reduced joint venture income. Year-to-date, other income was $2.3 million, up from $1.7 million last year.
         The income tax rate remained at 27 percent. The company anticipates maintaining the current 27 percent tax rate for the foreseeable future.
         Free cash flow, operating cash flows less capital expenditures, totaled $10.0 million versus $16.1 million last year. During the first six months, working capital generated $6.1 million versus $13.8 million last year. Year-to-date, free cash flow totaled $48.7 million versus $49.1 million last year.
         During the quarter, 122,700 shares were repurchased for a total of $4.3 million. For the first half of fiscal 2003, 526,300 shares, or 1.2 percent of outstanding shares, were repurchased for a total of $17.4 million.

BACKLOG
         Total backlog of $313 million was down 2 percent from the prior-quarter end and 8 percent from the same period last year; the decrease attributable to the North American gas turbine market. In Engine Products, total backlog increased 1 percent from the prior-quarter end and 12 percent from the same period last year. In Industrial Products, total backlog decreased 5 percent from the prior-quarter end and 26 percent from the same period last year, again reflecting the North American gas turbine downturn.


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Donaldson Company, Inc.
February 19, 2003
Page 4

         The 90-day backlog was $168 million, up 2 percent from the prior-quarter end but down 4 percent from the same period last year. In Engine Products, the 90-day backlog increased 7 percent from the prior-quarter end and 10 percent from the same period last year. In Industrial Products, the 90-day backlog decreased 5 percent from the prior-quarter end and 19 percent from the same period last year.

ENGINE PRODUCTS SEGMENT
         Engine Products sales for the second quarter were $153.1 million, an increase of 9.6 percent from $139.7 million last year. Year-to-date, revenues were $320.1 million, an increase of 8.1 percent from $296.2 million last year.
         Transportation sales for the second quarter were $23.5 million, an increase of 25.1 percent from $18.8 million last year. North American heavy-duty truck sales increased 6.5 percent from last year as the truck market maintained its cyclical rebound following the North American Class 8 diesel emissions prebuy. North American light-duty diesel sales doubled over last year, reflecting additional revenues from new PowerCore(TM) programs. Truck revenues increased by 32.4 percent internationally as Asian markets continued to be strong. Year-to-date, worldwide sales were $50.2 million, an increase of 24.3 percent from $40.4 million last year.
         Worldwide sales of off-road products in the quarter were $42.6 million, an increase of 6.2 percent from $40.1 million last year. North American sales were up 2.3 percent and Asian and European sales were up 13.7 and 15.7 percent, respectively. Year-to-date, worldwide sales were $90.9 million, an increase of
5.6 percent from $86.0 million last year.
         Aftermarket comprised 56.9 percent of total Engine Product sales in the quarter at $87.1 million, an increase of 7.8 percent from $80.8 million last year. Year-to-date, aftermarket sales were $179.0 million, an increase of 5.4 percent from $169.8 million last year.
         Please note that certain fiscal 2002 product sales amounts have been reclassified within the Engine Products segment to conform to the current presentation. There is no impact to the total Engine Products segment for fiscal 2002.


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Donaldson Company, Inc.
February 19, 2003
Page 5


INDUSTRIAL PRODUCTS SEGMENT
         Industrial Products sales in the second quarter were $131.3 million, an increase of 5.4 percent from $124.6 million last year. Excluding the acquisition of ultrafilter, sales decreased 16.6 percent to $103.9 million. Year-to-date, Industrial Products sales were $265.4 million, an increase of 3.5 percent from $256.5 million last year. Excluding ultrafilter, sales decreased 17.4 percent to $212.0 million.
         Gas turbine product sales in the second quarter were $34.2 million, a decrease of 34.7 percent from a record $52.4 million last year. Sales declined in North America by 48.2 percent for the second consecutive quarter as the three-year demand bubble has ended. International revenues grew 1.8 percent in the quarter and replacement part sales were up 20.0 percent, softening the impact of the North American downturn. Year-to-date, gas turbine sales were $72.8 million, down 33.6 percent from a record $109.7 million last year.
         Industrial air filtration sales in the second quarter were $43.3 million, a decrease of 1.7 percent from $44.1 million last year. North American revenue decreased 9.2 percent as market conditions continued to be weak with no reported improvement in industrial production or capacity utilization. International sales were up 8.3 percent, although business conditions are still weak in Germany. Year-to-date, industrial air filtration sales were $86.2 million, down 6.7 percent from $92.3 million last year.
         Sales of special application products in the second quarter were $26.4 million, a decrease of 6.2 percent from $28.1 million last year. Disk drive filter sales were down year over year as were expanded PTFE membrane sales. Photolithography filtration sales and aircraft cabin air filtration sales were up, driven by increases in Europe. Year-to-date, special application sales were $53.0 million, a decrease of 2.8 percent from $54.6 million last year.
         Sales of ultrafilter products were $27.4 million in the second quarter and $53.4 million year-to-date. Comparative sales from the pre-acquisition period, not included in Donaldson's prior year results, were $23.3 million in the second quarter last year and $45.8 million year-to-date, representing revenue growth of 17.7 percent for the quarter and 16.7 percent year-to-date.

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Donaldson Company, Inc.
February 19, 2003
Page 6


OUTLOOK
         North American heavy-duty truck build rates are expected to begin improving this Spring as the industry moves beyond the dislocation, and orders suggest demand for new heavy-duty trucks is growing and should last for several quarters. New PowerCore systems for light-duty diesel truck programs have ramped up quickly and will lift truck results the remainder of this year. Order trends and ending backlogs indicate continued strength in Europe and Asia. Off-road sales are expected to remain steady as slight improvement in the agriculture market is tempered by continued weak global construction outlook. North American aftermarket sales are expected to begin growing as freight shipments are expected to increase in 2003, following two years of declines. Both North American and international aftermarket order rates have continued to improve. Overall, Donaldson continues to expect high single-digit revenue growth for engine products.
         The company expects industrial air filtration markets to remain stable near-term, while last year's third quarter offers a low comparable. The outlook for global gas turbine sales continues at 35 percent down from last year's record $231 million. Aftermarket parts growth and more stable conditions internationally are expected to soften the sharp North American decline. In special applications products, order trends and backlogs continue to indicate stable conditions in the various end markets. ultrafilter products are expecting continued revenue growth, despite market conditions similar to the industrial air filtration markets.
         Donaldson's outlook is very similar to the one provided after the first quarter. The company anticipates strong growth in its engine businesses, declining gas turbine sales, and other industrial businesses either stable or slowly improving. Against that backdrop, Donaldson is focused on continually improving operating efficiency through product cost reductions, manufacturing infrastructure improvements, discretionary expense controls, and completing the integration of ultrafilter. Donaldson remains committed to delivering its 14th consecutive year of double-digit earnings growth in 2003.

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Donaldson Company, Inc.
February 19, 2003
Page 7


ABOUT DONALDSON COMPANY, INC.
         Donaldson Company, Inc., headquartered in Minneapolis, Minn., is a leading worldwide provider of filtration systems and replacement parts. Founded in 1915, Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and engine markets including dust collection, power generation, specialty filtration, compressed air purification, off-road equipment, industrial compressors and trucks. More than 8,500 employees contribute to the company's success at 40 manufacturing locations around the world. In fiscal year 2002, Donaldson reported sales of more than $1.1 billion and achieved its thirteenth consecutive year of double-digit earnings growth. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the New York Stock Exchange under the symbol DCI. Additional company information is available at www.donaldson.com.

SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995
         The company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is making this cautionary statement in connection with such safe harbor legislation. This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company's current views with respect to future events and financial performance, but involve uncertainties that could significantly impact results. The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "outlook," "plan," "project," "should" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Act.
         The company wishes to caution investors that any forward-looking statements subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to: risks associated with currency fluctuations, commodity prices, world economic factors, political factors, the company's substantial international operations including key disk drive filter production facilities in China, highly competitive


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Donaldson Company, Inc.
February 19, 2003
Page 8


markets, changes in capital spending levels by customers, changes in product demand and changes in the geographic and product mix of sales, acquisition opportunities and integration of recent acquisitions, including the acquisition of ultrafilter, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls. For a more detailed explanation, see exhibit 99 to the company's Form 10-K filed with the Securities and Exchange Commission. The company wishes to caution investors that new factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company's views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements.


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Donaldson Company, Inc.
February 19, 2003
Page 9



                  CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                (Thousands of Dollars, except per share amounts)
                                   (Unaudited)

                                              Three Months Ended                              Six Months Ended
                                                   January 31                                    January 31
                                      --------------------------------------        --------------------------------------
                                           2003                  2002                    2003                  2002
                                      ----------------      ----------------        ---------------       ----------------
Net sales                                    $284,447              $264,281               $585,501               $552,710

Cost of sales                                 193,682               183,007                399,855                383,118
                                      ----------------      ----------------        ---------------       ----------------

Gross margin                                   90,765                81,274                185,646                169,592

Operating expenses                             62,578                52,976                125,758                112,246
                                      ----------------      ----------------        ---------------       ----------------

Operating income                               28,187                28,298                 59,888                 57,346

Other (income) expense                          (734)                 (955)                (2,315)                (1,686)

Interest expense                                1,521                 1,190                  3,519                  3,574
                                      ----------------      ----------------        ---------------       ----------------

Earnings before income taxes                   27,400                28,063                 58,684                 55,458

Income taxes                                    7,398                 7,303                 15,845                 14,974
                                      ----------------      ----------------        ---------------       ----------------

Net earnings                                  $20,002               $20,760                $42,839                $40,484
                                      ================      ================        ===============       ================

Weighted average shares
 outstanding                               43,514,276            44,152,615             43,669,051             44,215,963

Diluted shares outstanding                 44,958,666            45,666,536             45,070,412             45,749,289

Net earnings per share                           $.46                  $.47                   $.98                   $.92

Net earnings per share
 assuming dilution                               $.45                  $.45                   $.95                   $.88

Dividends paid per share                        $.085                 $.075                  $.170                  $.150


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Donaldson Company, Inc.
February 19, 2003
Page 10



                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                   January 31             July 31
                                                                      2003                  2002
                                                               ------------------     ----------------
   ASSETS

   Cash and cash equivalents                                             $59,101              $45,586
   Accounts receivable - net                                             226,083              251,417
   Inventories - net                                                     106,709              117,691
   Prepaid expenses and other current assets                              39,703               41,790
                                                               ------------------     ----------------

             Total current assets                                        431,596              456,484

   Other assets and deferred taxes                                       152,159              152,734
   Property, plant and equipment - net                                   251,780              240,913
                                                               ------------------     ----------------

             Total assets                                               $835,535             $850,131
                                                               ==================     ================

 LIABILITIES AND SHAREHOLDERS' EQUITY

   Trade accounts payable                                                $94,644             $115,299
   Employee compensation and other liabilities                            68,261               77,274
   Notes payable                                                          44,938               60,337
   Income taxes payable                                                   10,427               19,823
   Current maturity long-term debt                                            36                   57
                                                               ------------------     ----------------

             Total current liabilities                                   218,306              272,790

   Long-term debt                                                        106,887              105,019
   Other long-term liabilities                                            91,324               89,701
                                                               ------------------     ----------------

             Total liabilities                                           416,517              467,510

              Equity                                                     419,018              382,621
                                                               ------------------     ----------------

             Total liabilities and equity                               $835,535             $850,131
                                                               ==================     ================



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Donaldson Company, Inc.
February 19, 2003
Page 11

                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                                      Six Months Ended
                                                                                         January 31
                                                                             ------------------------------------
                                                                                 2003                   2002
                                                                             --------------         -------------
OPERATING ACTIVITIES

   Net earnings                                                                    $42,839               $40,484
   Adjustments to reconcile net earnings to net cash
     provided by operating activities:
        Depreciation and amortization                                               17,501                15,958
        Changes in operating assets and liabilities                                  6,075                13,816
        Other                                                                        5,639                 3,986
                                                                             --------------         -------------
           Net cash provided by operating activities                                72,054                74,244

INVESTING ACTIVITIES

   Net expenditures on property and equipment                                     (23,382)              (25,115)
   Acquisitions and investments in unconsolidated
      affiliates, net of cash acquired                                             (1,259)                    --
                                                                             --------------         -------------
           Net cash used in investing activities                                  (24,641)              (25,115)

FINANCING ACTIVITIES

   Purchase of treasury stock                                                     (17,432)               (8,358)
   Net change in debt                                                             (21,239)              (17,438)
   Dividends paid                                                                  (7,435)               (6,640)
   Other                                                                               409                 1,035
                                                                             --------------         -------------
           Net cash used in financing activities                                  (45,697)              (31,401)


Effect of exchange rate changes on cash                                             11,799               (1,364)
                                                                             --------------         -------------

Increase in cash and cash equivalents                                               13,515                16,364

Cash and cash equivalents-beginning of year                                         45,586                36,136
                                                                             --------------         -------------

Cash and cash equivalents-end of period                                            $59,101               $52,500
                                                                             ==============         =============



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Donaldson Company, Inc.
February 19, 2003
Page 12


                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                             (Thousands of Dollars)
                                   (Unaudited)

                                              Three Months Ended                            Six Months Ended
                                                  January 31                                   January 31
                                      -----------------------------------          ------------------------------------
                                          2003                 2002                     2003                 2002
                                      --------------       --------------          ---------------      ---------------
Free cash flow                              $10,044              $16,146                  $48,672              $49,129

Capital expenditures                         13,032               14,161                   23,382               25,115
                                      --------------       --------------          ---------------      ---------------
Net cash provided by
  operating activities                      $23,076              $30,307                  $72,054              $74,244
                                      ==============       ==============          ===============      ===============

EBITDA                                      $37,632              $37,079                  $78,759              $74,570

Income taxes                                (7,398)              (7,303)                 (15,845)             (14,974)

Interest expense (net)                      (1,216)                (979)                  (2,574)              (3,154)

Depreciation and
  amortization                              (9,016)              (8,037)                 (17,501)             (15,958)
                                      --------------       --------------          ---------------      ---------------

            Net earnings                    $20,002              $20,760                  $42,839              $40,484
                                      ==============       ==============          ===============      ===============



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